UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2023

Lottery.com Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38508	No. 81-1996183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20808 State Hwy 71 W, Unit B Spicewood, Texas	78669
(Address of Principal Executive Offices)	(Zip Code)

(737) 309-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LTRY	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $230.00	LTRYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2023, the board of directors (the “Board of Directors”) of Lottery.com, Inc. (the “Company”) appointed Mr. Matthew McGahan as the Company’s President, CEO and Secretary. Mr. McGahan was appointed as the Company’s Interim President and CEO on July 20, 2023, which the Board of Directors has now made official. There are no arrangements or understandings between Mr. McGahan and any other persons pursuant to which he was selected as an officer, he has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Board of Directors has not yet determined Mr. McGahan’s compensation or agreed to terms on a written compensation agreement, and the Company will file a Current Report on Form 8-K once such compensation has been determined by the Board of Directors.

On December 6, 2023, the board of directors (the “Board of Directors”) of Lottery.com, Inc. (the “Company”) confirmed the appointment of Robert J. Stubblefield as Chief Financial Officer (“CFO”) of the Company. Mr. Stubblefield was appointed as the Company’s CFO on July 14, 2023, which the Board of Directors has now reaffirmed. There are no arrangements or understandings between Mr. Stubblefield and any other persons pursuant to which he was selected as an officer, he has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Board of Directors has not yet determined Mr. Stubblefield’s compensation or agreed to terms on a written compensation agreement, and the Company will file a Current Report on Form 8-K once such compensation has been determined by the Board of Directors.

On December 6, 2023, the board of directors (the “Board of Directors”) of Lottery.com, Inc. (the “Company”) appointed Mr. Gregory Potts as the Company’s Chief Operations Officer (“COO”). Mr. Potts has more than 25 years of strategic growth and marketing experience, including the successful implementation of growth strategies for consumer brands and their channel affiliates. He most recently served as Global Vice President of Affiliate Success at Lottery.com. Prior to that he served in leadership roles for several organizations ranging from SMEs to multi-billion corporations. His successful career covers a diverse set of industries including consumer and B2B technology; syndicated data; and not-for-profit development. He currently is a trustee of WinTogether.org and sits on the board of Medios Electrónicos Y De Comunicación, S.A.P.I. de CV and the American Advertising Federation Lexington chapter. There are no arrangements or understandings between Mr. Potts and any other persons pursuant to which he was selected as an officer, he has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Board of Directors has not yet determined Mr. Potts’s compensation or agreed to terms on a written compensation agreement, and the Company will file a Current Report on Form 8-K once such compensation has been determined by the Board of Directors.

All officers will be eligible to participate in the Company’s equity compensation plans. The Company plans to enter into an indemnification agreement with all of its officers, which is filed as exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Exhibit No.	Description
99.1	Press Release Dated December 11, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lottery.com Inc.

By:	/s/ Matthew McGahan
Name:	Matthew McGahan
Title:	Chief Executive Officer

Date: December 12, 2023